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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 22, 2003 (except for Note 4, as to which the date is March 28, 2003), accompanying the consolidated financial statements of Advantage Marketing Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002 incorporated by reference in this Registration Statement on Form S-8. We consent to the use of the aforementioned report in the Registration Statement.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
September 4, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS